INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholder of First Trust/Value Line(R) & Ibbotson Equity Allocation Fund:

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-113080 of First Trust/Value Line(R) & Ibbotson Equity Allocation Fund on Form N-2 of our report dated April 23, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP

April 23, 2004